Exhibit 99.1

SITO Mobile Reports First Quarter 2016 Financial Results

Quarterly Revenue of $7.2 Million Grows 87% Year-Over-Year and 60% Sequentially

JERSEY CITY, N.J., February 9, 2016 (GLOBE NEWSWIRE) -- SITO Mobile Ltd. (NASDAQ:SITO), a leading mobile engagement platform, today announced results for its fiscal first quarter ended December 31, 2015.

First Quarter 2016 Business Highlights

●	TOTAL REVENUE: Total revenue was $7.2 million, an increase of 87% year-over-year and 60% sequentially.

●	MEDIA PLACEMENT REVENUE: Media Placement revenue (SITO Mobile’s programmatic advertising revenue) was $5.3 million, more than triple year-over-year and an increase of 77% sequentially over Q4 2015.

●	WIRELESS APPLICATIONS REVENUE: Wireless Applications Revenue (SITO Mobile’s SMS Revenue) was $1.6 million, an increase of 20% sequentially.

●	ADJUSTED EBITDA: SITO produced approximately $677,000 in Adjusted EBITDA compared with approximately ($764,000) Adjusted EBITDA loss in Q4 2015.

●	GROSS PROFIT: Gross Profit was $3.8 million (52% gross margin) in Q1 2016, up from $2.4 million (52% gross margin) in Q4 2015 and up from $2 million (52% Gross Margin) in Q1 2015. (Please refer to the supplemental schedule below for calculation of Gross Profit and Gross Margin)

●	CASH AND CASH EQUIVALENTS: Cash on hand was approximately $2.6 million at the end of Q1 – an increase of approximately $600,000 from Q4.

●	INTERNATIONAL EXPANSION: Providing greater revenue visibility, SITO formalized its partnership in the Canadian market, with a commitment from Cieslok Media to deliver a minimum of $2.1 million in Media Placement revenue in calendar year 2016.

“We’re off to a great start in 2016,” said Jerry Hug, CEO of SITO Mobile. “Our performance was driven by increasing momentum in our Media Placement business and during the holiday season we saw increased demand for our proprietary mobile location-based Verified Walk-In product which continues to deliver excellent ROI to advertisers. As we look ahead, we are encouraged by SITO’s continued revenue momentum and operating leverage and we expect to produce increasing positive EBITDA in the full year of 2016 as we continue to execute on our plan.”

Conference Call Information

Date: Tuesday, February 9, 2016
Time: 4:30 P.M. Eastern Time (ET)
Dial in Number for U.S. & Canadian Callers: 877-407-8293
Dial in Number for International Callers (Outside of the U.S. & Canada): 201-689-8349

Participating on the call will be SITO Mobile's Chief Executive Officer Jerry Hug and Chief Financial Officer Kurt Streams. To join the live conference call, please dial into the above referenced telephone numbers five to ten minutes prior to the scheduled conference call time.

A replay will be available for 2 weeks starting on February 9, 2016 at approximately 8:00 P.M. ET. To access the replay, please dial 877-660-6853 in the U.S. and 201-612-7415 for international callers. The conference ID# is 13629834.

About SITO Mobile Ltd.

SITO Mobile provides a mobile engagement platform that enables brands to increase awareness, loyalty, and ultimately sales. For more information, visit www.sitomobile.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, sales growth, our reliance on brand owners and wireless carriers, the possible need for additional capital as well other risks identified in our filings with the SEC. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

[FINANCIAL TABLES TO FOLLOW]

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SITO Mobile, Ltd.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended
	December 31,
	2015	2014

Revenue
Wireless applications	$1,622,325	$2,424,766
Licensing and royalties	245,328	133,581
Media placement	5,345,470	1,289,089
Total Revenue	7,213,123	3,847,436

Costs and Expenses
Cost of revenue (including $219,776 and $123,547 in amortization expense for the three months ended December 31, 2015 and 2014, respectively)	3,449,256	1,848,187
Sales and marketing	1,877,339	672,071
General and administrative	1,583,583	1,380,854
Depreciation and amortization	219,225	65,197

Total costs and expenses	7,129,403	3,966,309

Income (Loss) from operations	83,720	(118,873)

Other Expense
Interest expense	(471,799)	(417,378)

Net loss before income taxes	(388,079)	(536,251)

Provision for income taxes	-	-

Net loss	$(388,079)	$(536,251)

Basic and diluted loss per share	$(0.02)	$(0.03)

Weighted average shares outstanding	17,155,478	15,326,275

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Non-GAAP Financial Measures

This press release uses Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA should not be considered a replacement for, and should be read together with, the most comparable GAAP financial measure, which is Operating Profit (Loss). A reconciliation of Adjusted EBITDA to Operating Profit (Loss) is included herein.

To supplement our financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures in this press release, including EBITDA. The Company believes that non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition transactions effected by the Company. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP.

Management excludes stock based compensation expense because they believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors to make more meaningful comparisons between our operating results and those of other companies. Accordingly, management believes that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.

Management uses Adjusted EBITDA in managing and analyzing its business and financial condition. Management believes that the presentation of non-GAAP financial measures provides investors greater transparency into ongoing results of operations allowing investors to better compare the Company's results from period to period.

SITO Mobile, Ltd.

Non-GAAP Financial Measures

	For the Three Months Ended
	December 31,
	2015	2014

Net Loss	$(388,079)	$(536,251)
Adjustments to reconcile net loss to EBITDA:
Depreciation and amortization expense included in costs and expenses:
Amortization included in cost of revenue	219,776	123,547
Depreciation and other amortization	219,225	65,197
Total depreciation and amortization expense	439,001	188,744

Interest expense	471,799	417,378
Provision for income taxes	-	-

EBITDA	$522,721	$69,871

Adjustments to reconcile EBITDA:
Stock based compensation expense included in costs and expenses:
Sales and marketing	67,519	8,085
General and administrative	86,409	172,729
Total stock based compensation expense	153,928	180,814

Adjusted EBITDA	$676,649	$250,685

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SITO Mobile, Ltd.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2015	2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$2,615,184	$2,004,139
Accounts receivable, net - current portion	6,273,838	4,265,481
Other prepaid expenses	123,692	312,606

Total current assets	9,012,714	6,582,226

Property and equipment, net	585,356	610,161

Other assets
Accounts receivable, net	-	225,000
Capitalized software development costs, net	1,600,813	1,403,397
Intangible assets:
Patents	445,473	493,952
Patent applications cost	897,087	826,074
Other intangible assets, net	1,714,477	1,837,227
Goodwill	6,444,225	6,444,225
Deferred loan costs, net	78,116	92,842
Other assets including security deposits	84,829	83,576

Total other assets	11,265,020	11,406,293

Total assets	$20,863,090	$18,598,680

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SITO Mobile, Ltd.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2015	2015
	(Unaudited)
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$4,885,600	$2,339,189
Accrued expenses	1,181,373	809,081
Accrued compensation - related party	96,523	253,016
Deferred revenue	532,909	595,669
Current obligation under capital lease	11,699	15,858
Note payable, net - current portion	3,984,219	3,575,024

Total current liabilities	10,692,323	7,587,837

Long-term liabilities
Obligations under capital lease	6,201	7,023
Note payable	4,934,966	5,690,124

Total long-term liabilities	4,941,167	5,697,147

Total liabilities	15,633,490	13,284,984

Stockholders' Equity
Preferred stock, $.0001 par value, 5,000,000 shares authorized; none outstanding	-	-
Common stock, $.001 par value; 300,000,000 shares authorized, 17,155,478 shares issued and outstanding as of December 31, 2015 and as of September 30, 2015, respectively	17,156	17,156
Additional paid-in capital	144,538,247	144,234,264
Accumulated deficit	(139,325,803)	(138,937,724)

Total stockholders' equity	5,229,600	5,313,696

Total liabilities and stockholders' equity	$20,863,090	$18,598,680

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SITO Mobile, Ltd.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	December 31,
	2015	2014

Cash Flows from Operating Activities
Net loss	$(388,079)	$(536,251)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	47,996	24,174
Amortization expense - software development costs	219,776	123,547
Amortization expense - patents	48,479	41,023
Amortization expense - discount of debt	168,516	128,897
Amortization expense - deferred costs	14,726	11,264
Amortization expense - intangible assets	122,750	-
Loss on disposition of assets	-	2,950
Stock based compensation	153,928	180,814
Changes in operating assets and liabilities:
(Increase) in accounts receivable, net	(1,783,357)	(715,649)
Decrease in prepaid expenses	188,914	67,078
(Increase) in other assets	(1,253)	(50,655)
Increase in accounts payable	2,546,411	737,907
Increase (decrease) in accrued expenses	215,799	(119,839)
(Decrease) Increase in deferred revenue	(62,760)	374,067
Increase (decrease) in accrued interest	152,189	(506,031)

Net cash provided by (used in) operating activities	1,644,035	(236,704)

Cash Flows from Investing Activities
Patents and patent applications costs	(71,013)	(119,067)
Purchase of property and equipment	(23,191)	(21,843)
Capitalized software development costs	(417,192)	(246,791)

Net cash used in investing activities	$(511,396)	$(387,701)

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SITO Mobile, Ltd.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended
	December 31,
	2015	2014
Cash Flows from Financing Activities
Proceeds from issuance of common stock	$150,055	$1,000,000
Proceeds from issuance of note payable	-	8,205,816
Principal reduction on obligation under capital lease	(4,981)	(4,924)
Principal reduction on issuance of debt	(666,668)	-
Principal reduction on convertible debt	-	(3,708,000)

Net cash (used in) provided by financing activities	(521,594)	5,492,892

Net increase in cash and cash equivalents	611,045	4,868,487

Cash and cash equivalents – Beginning of period	2,004,139	620,185

Cash and cash equivalents – Ending of period	$2,615,184	$5,488,672

Supplemental Information:

Interest expense paid	$136,369	$781,143
Income taxes paid	$-	$-

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SITO Mobile, Ltd.

Supplemental Schedule

Amounts in thousands except percentages

	December 31, 2014		March 31, 2015		June 30, 2015		September 30, 2015		Fiscal Year 2015		December 31, 2015
	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported
Revenue
Wireless applications	2,425	2,425	2,004	2,004	1,387	1,387	1,347	1,347	7,163	7,163	1,622
Licensing and royalties	134	134	135	135	140	140	144	144	553	553	245
Media placement	1,289	1,289	1,628	1,628	2,154	2,154	3,023	3,023	8,094	8,094	5,345
Total Revenue	3,848	3,848	3,767	3,767	3,681	3,681	4,514	4,514	15,810	15,810	7,212

Cost of Revenue	1,820	1,848	1,580	1,644	1,445	1,807	1,513	2,164	6,358	7,463	3,449

Gross Profit	2,028	2,000	2,187	2,123	2,236	1,874	3,001	2,350	9,452	8,347	3,763
Gross Margin	53%	52%	58%	56%	61%	51%	66%	52%	59%	53%	52%
Operating Expenses
General and administrative	1,371	1,381	1,155	1,164	1,459	1,474	2,241	2,254	6,226	6,273	1,584
Sales and marketing	700	672	912	848	1,268	906	1,849	1,198	4,729	3,624	1,877
Research and development	10	-	9	-	15	-	13	-	47	-	-
Loss on impairment of long-lived asset	-	-	-	-	-	-	831	831	831	831	-
Depreciation and amortization	65	65	68	68	77	77	209	209	419	419	219
Total Operating Expenses	2,146	2,118	2,144	2,080	2,819	2,457	5,143	4,492	12,252	11,147	3,680

Income (Loss) from Operations	(118)	(118)	43	43	(583)	(583)	(2,142)	(2,142)	(2,800)	(2,800)	83

Note: Certain reclassifications have been made to conform the fiscal 2015 quarterly amounts to the fiscal 2016 classifications for comparative purposes. The Company is reporting a vendor cost in cost or revenue that had been previously reported in sales and marketing expense and is reporting research and development cost in general and administrative expense. The changes are only expense reclassifications and do not affect revenue, total costs and revenues, income (loss) from operations, net income or any balance sheet accounts. Amounts affected by the reclassification are shown in bold in the table above.

Contact:

Investor Relations:

Joseph Wilkinson

SVP Investor Relations

Joseph.Wilkinson@sitomobile.com

Media Relations:

Matthew Bretzius

FischTank Marketing and PR

matt@fischtankpr.com

SOURCE SITO Mobile

RELATED LINKS
http://www.sitomobile.com

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